UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 13, 2020

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

One Liberty Plaza

New York, NY 10006

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Unit Amendment

On November 13, 2020, Virtu Financial, Inc. (the “Company”) amended its form award agreement for the issuance of restricted stock units (“RSUs”) to provide for the continued vesting of outstanding RSU awards upon the occurrence of a qualified retirement (the “RSU Amendment”). A qualified retirement generally means a voluntary resignation by the Participant (i) after five years of service, (ii) the participant attaining the age of 50 and (iii) the sum of the participant’s age and service at the time of termination equaling or exceeding 65. Continued vesting is subject to the participant entering into a 2 year non-compete. The amendment was authorized and approved by the Compensation Committee of the Company’s Board of Directors. As a result of the amendment, currently issued and outstanding RSUs held by the Company’s employees, including its executive officers, shall be deemed to be subject to the amended terms of the form award agreement, and any future RSU awards shall also be governed by such amended terms.

Deferred Compensation Plan

On November 13, the Company adopted the Virtu Financial, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), a non-qualified deferred compensation plan pursuant to which certain members of management may elect to defer a portion of their annual bonus payments (including cash and equity or equity-based incentive compensation). Participants in the Deferred Compensation Plan may elect to have deferred amounts distributed upon: (i) a separation from service, (ii) a specified date, (iii) a change in control or (iv) a portion of the deferred amounts on any of the foregoing events.

Deferred equity or equity-based incentive compensation will be credited as deferred stock units subject to the vesting terms of the award agreement that, absent the deferral election, would have governed the equity or equity-based incentive compensation. To the extent vested, deferred stock units will be settled in shares of Class A Common Stock of the Company upon the occurrence of a distribution event. Deferred cash incentive compensation will be credited to an account and deemed invested in certain investment funds selected by the participants. Deferred cash incentive compensation shall be 100% vested at all times and will be paid in cash upon the occurrence of a distribution event.

Amounts credited to a participant’s deferral accounts will be subject to the claims of our general creditors until paid to the participants. Participants in the Deferred Compensation Plan will be general unsecured creditors with respect to amounts payable under the Deferred Compensation Plan.

The foregoing description of the RSU Amendment and the Deferred Compensation Plan does not purport to be a complete statement of the terms of the RSU Amendment or the Deferred Compensation Plan and is qualified in its entirety by reference to the full text thereof, which will be filed as exhibits with the Company’s Annual Report on Form 10-K for the period ending December 31, 2020.

EXHIBIT INDEX

Exhibit No.	Description

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ JUSTIN WALDIE
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: November 13, 2020

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